       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1997
                                                      REGISTRATION NO. 333-38339

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 ICON CMT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                 DELAWARE                                      7373                                     13-3603128
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                               1200 HARBOR BLVD.
                          WEEHAWKEN, NEW JERSEY 07087
                                 (201) 601-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                SCOTT A. BAXTER
                                   PRESIDENT
                                 ICON CMT CORP.
                               1200 HARBOR BLVD.
                          WEEHAWKEN, NEW JERSEY 07087
                                 (201) 601-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                    MICHAEL WEINSIER, ESQ.                                          KRIS F. HEINZELMAN, ESQ.
              PARKER CHAPIN FLATTAU & KLIMPL, LLP                                    CRAVATH, SWAINE & MOORE
                  1211 AVENUE OF THE AMERICAS                                            WORLDWIDE PLAZA
                   NEW YORK, NEW YORK 10036                                             825 EIGHTH AVENUE
                 TELEPHONE NO.: (212) 704-6000                                      NEW YORK, NEW YORK 10019
                 FACSIMILE NO.: (212) 704-6288                                    TELEPHONE NO.: (212) 474-1000
                                                                                  FACSIMILE NO.: (212) 474-3700

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholder.


Securities and Exchange Commission registration fee.......................................   $17,424.24
NASD filing fee...........................................................................     6,250.00
Nasdaq listing fees.......................................................................       *
Legal fees and expenses...................................................................       *
Accounting fees and expenses..............................................................       *
Transfer agent fees.......................................................................       *
Printing and engraving expenses...........................................................       *
Miscellaneous.............................................................................       *
                                                                                             ----------
     Total................................................................................   $   *
                                                                                             ----------
                                                                                             ----------


------------




*  To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.


     Section 145 of the General Corporation Law of Delaware provides that directors, officers , employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.



     Article Ninth of the Restated Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the General Corporation Law of Delaware. Article VII of the Restated By-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the General Corporation Law of Delaware. The Restated By-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the Restated By-laws.


     Section 7 of the Underwriting Agreement (Exhibit 1.1) provides for indemnification by the underwriters of directors, officers and controlling persons of the registrant for certain liabilities, including certain liabilities under the Securities Act of 1933, under certain circumstances.

     The Company maintains a directors and officers liability insurance policy
with                               . The policy insures the directors and
officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts. The policy
provides combined limit of liability of $            per policy year for both
directors' and officers' liability coverage at an annual premium of $          .

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     (a) On May 30, 1997, the registrant effected a 6 for 1 stock split of its Common Stock. For each share of Common Stock outstanding on May 30, 1997, the holder thereof received six shares of Common Stock.



     (b) In January 1996, the Company sold 422,607 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share ('Series A Preferred Stock'), at $23.33 per share, each of which is convertible into shares of Common Stock at a price of $6.02 per share, and issued between January and March 1996 five-year warrants to purchase 15,635 shares of Common Stock at an exercise price of $.01 per share.



     Between May 1997 and September 1997, the Company sold 180,240 shares of 10% PIK Series B Convertible Participating Preferred Stock, par value $.01 per share ('Series B Preferred Stock'), at $100.00 per share, each of which is convertible into shares of Common Stock at a price of $6.02 per share and between March 1997 and September 1997 issued ten-year warrants to purchase 880,710 shares of Common Stock at an exercise price of $6.02 per share and 52,544 shares of Common Stock at an exercise price of $.0275 per share.



     The issuance of securities set forth in (a) above is believed by the registrant to be exempt from registration under the Securities Act of 1933 in reliance upon Section 3(a)(9) of such Act. The issuance of securities set forth in (b) above is believed by the registrant to be exempt from registration in reliance upon Section 4(2) of such Act as transactions not involving any public offering.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS:

             The following exhibits are filed as part of this registration statement:


  EXHIBIT
   NUMBER                                                     DESCRIPTION
------------  -----------------------------------------------------------------------------------------------------------
      1.1*    -- Form of Underwriting Agreement.
      3.1*    -- Form of Restated Certificate of Incorporation of the registrant.
      3.2*    -- Form of Restated By-laws of the registrant.
      4.1*    -- Specimen Copy of Stock Certificate for shares of Common Stock of the registrant.
      4.2*    -- Form of Investors' Rights Agreement between the registrant and each of the holders of its Series A
                 Convertible Participating Preferred Stock.
      4.3*    -- Form of Registration Rights Agreement between the registrant and each of the holders of its 10% PIK
                 Series B Convertible Participating Preferred Stock.
      5.1*    -- Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of the securities being registered.
     10.1*    -- Employment Agreement dated as of December 4, 1995 between the registrant and Scott A. Baxter, as amended.
     10.2*    -- Employment Agreement dated as of December 4, 1995 between the registrant and Richard M. Brown, as amended.
     10.3*    -- Employment Agreement dated as of December 4, 1995 between the registrant and Scott Harmolin, as amended.
     10.4*    -- Employment Agreement dated February 1997 between the registrant and Frank C. Cicio, Jr.
     10.5*    -- Employment Agreement dated March 21, 1997 between the registrant and Kenneth J. Hall.
     10.6*    -- 1995 Stock Option Plan of the registrant.
     10.7*    -- Form of Stock Option Contract of the registrant.
     10.8*    -- Savings plan of the registrant.
     10.9*    -- Form of Lease between the registrant and Hartz-PW Tower B Limited Partnership.
     10.10*   -- Financing Agreement dated August 13, 1996 between the registrant and The CIT Group/Business Credit, Inc.
     10.11    -- Master Service Agreement dated June 29, 1995 between the registrant and MFS Datanet, Inc. (the 'MFS
                 Agreement').
     10.12    -- Addendum No. 1 dated June 29, 1995 to the MFS Agreement. Confidential treatment has been sought as to various portions of this exhibit. Such portions have been confidentially filed with the Securities and
                 Exchange Commission.
     10.13    -- Modification Agreement to Addendum No. 1 to the MFS Agreement.
     10.14*   -- Indirect Value Added Reseller Agreement dated November 2, 1992 between the registrant and Sun
                 Microsystems Computer Corporation, as amended through December 13, 1996.
     10.15*   -- Master Value Added Reseller Agreement as amended through October 31, 1996 between the registrant and
                 Cisco Systems Inc.

  EXHIBIT
   NUMBER                                                     DESCRIPTION
------------  -----------------------------------------------------------------------------------------------------------
     10.16*   -- Agreement for the Provision of Billing Services between the registrant and Bell Atlantic Internet
                 Solutions, Inc.
     10.17*   -- Form of Application for Data Service between the registrant and WorldCom Inc.
     10.18*   -- Stockholders' Agreement dated July 17, 1995 between the registrant, Scott A. Baxter, Richard M. Brown and Scott Harmolin.
     10.19*   -- Interconnection agreement effective as of August 18, 1997 between the registrant and UUNET Technologies,
                 Inc.
     10.20*   -- Intercreditor Agreement dated August 13, 1996 among the registrant, The CIT Group/Business Credit, Inc.
                 and Access Graphics, Inc.
     11.1*    -- Computation of per share earnings.
     23.1*    -- Consent of Price Waterhouse LLP.
     23.2*    -- Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)
     24.1'D'  -- Power of Attorney.
     27.1*    -- Financial Data Schedule.


------------

*  To be filed by amendment.

'D'  Previously filed.

     (b) Financial Statement Schedules, and Reports of Independent Accountants.

     The following financial statement schedules of the registrant will be filed by amendment:

        (b) SCHEDULE



     Schedule II -- Valuation and Qualifying Accounts


ITEM 17. UNDERTAKINGS.
     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as requested by the underwriters to permit prompt delivery to each purchaser.
     The undersigned registrant hereby undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13 day of November, 1997.


                                          Icon CMT Corp.


                                          By:     /s/ SCOTT A. BAXTER
                                             ...................................
                                                      SCOTT A. BAXTER
                                             PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                           AND
                                             CHAIRMAN OF THE BOARD OF DIRECTORS



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURES                                     TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
         /s/ SCOTT A. BAXTER                President, Chief Executive Officer and          November 13, 1997
 .........................................    Chairman of the Board of Directors
            (SCOTT A. BAXTER)                 (Principal Executive Officer)

        /s/ RICHARD M. BROWN                Vice President -- Information Technologies,     November 13, 1997
 .........................................    Secretary and Director
            (RICHARD M. BROWN)

        /s/   SCOTT HARMOLIN                Senior Vice President, Chief Technology         November 13, 1997
 .........................................    Officer, and Director
             (SCOTT HARMOLIN)

         /s/ KENNETH J. HALL                Senior Vice President, Chief Financial          November 13, 1997
 .........................................    Officer and Treasurer (Principal Financial
            (KENNETH J. HALL)                 Officer and Principal Accounting Officer)

          /s/ SAMUEL A. PLUM                Director                                        November 13, 1997
 .........................................
             (SAMUEL A. PLUM)

                    *                       Director                                        November 13, 1997
 .........................................
            (WAYNE B. WEISMAN)

 * By    /s/ SCOTT A. BAXTER
 .........................................
            (SCOTT A. BAXTER)
             ATTORNEY-IN-FACT



                       STATEMENT OF DIFFERENCES

     The dagger symbol shall be expressed as.................'D'

                                 EXHIBIT INDEX



  EXHIBIT
   NUMBER                                                 DESCRIPTION                                               PAGE
------------  ---------------------------------------------------------------------------------------------------   ----
      1.1*    -- Form of Underwriting Agreement.
      3.1*    -- Form of Restated Certificate of Incorporation of the registrant.
      3.2*    -- Form of Restated By-laws of the registrant.
      4.1*    -- Specimen Copy of Stock Certificate for shares of Common Stock of the registrant.
      4.2*    -- Form of Investors' Rights Agreement between the registrant and each of the holders of its Series
                 A Convertible Participating Preferred Stock.
      4.3*    -- Form of Registration Rights Agreement between the registrant and each of the holders of its 10%
                 PIK Series B Convertible Participating Preferred Stock.
      5.1*    -- Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of the securities being registered.
     10.1*    -- Employment Agreement dated as of December 4, 1995 between the registrant and Scott A. Baxter, as amended.
     10.2*    -- Employment Agreement dated as of December 4, 1995 between the registrant and Richard M. Brown, as amended.
     10.3*    -- Employment Agreement dated as of December 4, 1995 between the registrant and Scott Harmolin, as amended.
     10.4*    -- Employment Agreement dated February 1997 between the registrant and Frank C. Cicio, Jr.
     10.5*    -- Employment Agreement dated March 21, 1997 between the registrant and Kenneth J. Hall.
     10.6*    -- 1995 Stock Option Plan of the registrant.
     10.7*    -- Form of Stock Option Contract of the registrant.
     10.8*    -- Savings plan of the registrant.
     10.9*    -- Form of Lease between the registrant and Hartz-PW Tower B Limited Partnership.
     10.10*   -- Financing Agreement dated August 13, 1996 between the registrant and The CIT Group/Business
                 Credit, Inc.
     10.11    -- Master Service Agreement dated June 29, 1995 between the registrant and MFS Datanet, Inc. (the
                 'MFS Agreement').
     10.12    -- Addendum No. 1 dated June 29, 1995 to the MFS Agreement. Confidential treatment has been sought as to various portions of this exhibit. Such portions have been confidentially filed with the
                 Securities and Exchange Commission.
     10.13    -- Modification Agreement to Addendum No. 1 to the MFS Agreement.
     10.14*   -- Indirect Value Added Reseller Agreement dated November 2, 1992 between the registrant and Sun
                 Microsystems Computer Corporation, as amended through December 13, 1996.
     10.15*   -- Master Value Added Reseller Agreement as amended through October 31, 1996 between the registrant and Cisco Systems Inc.
     10.16*   -- Agreement for the Provision of Billing Services between the registrant and Bell Atlantic
                 Internet Solutions, Inc.
     10.17*   -- Form of Application for Data Service between the registrant and WorldCom Inc.
     10.18*   -- Stockholders' Agreement dated July 17, 1995 between the registrant, Scott A. Baxter, Richard M.
                 Brown and Scott Harmolin.
     10.19*   -- Interconnection Agreement effective as of August 18, 1997 between the registrant and UUNET
                 Technologies, Inc.
     10.20*   -- Intercreditor Agreement dated August 13, 1996 among the registrant, The CIT Group/Business
                 Credit, Inc. and Access Graphics, Inc.
     11.1*    -- Computation of per share earnings.
     23.1*    -- Consent of Price Waterhouse LLP.
     23.2*    -- Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)
     24.1'D'  -- Power of Attorney.
     27.1*    -- Financial Data Schedule.


------------

*  To be filed by amendment.

'D'  Previously filed.